UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2016

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 9, 2016, Barrett Business Services, Inc. (the "Company"), issued a news release announcing its financial results for the second quarter ended June 30, 2016, as well as expectations for growth in gross revenues for the next 12 months (through June 30, 2017) and growth in diluted earnings per share for the full year 2016. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 8, 2016, Thomas J. Carley submitted his resignation as the Company’s interim Chief Financial Officer, Treasurer and Secretary, and as its Principal Accounting Officer, effective August 10, 2016. Mr. Carley will continue to be an employee of the Company through August 31, 2016, and also continues to serve as a director of the Company.

(c) As previously reported on June 13, 2016, Gary Kramer will become the Company’s Chief Financial Officer and Principal Accounting Officer on August 10, 2016. Mr. Kramer has also been appointed as the Company’s Vice President - Finance, Treasurer and Secretary by the Company’s Board of Directors effective August 10, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibit is furnished with this Form 8-K:

99.1 News Release dated August 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: August 9, 2016	By:	/s/ Thomas J. Carley
Thomas J. Carley Interim Chief Financial Officer, Treasurer and Secretary